Exhibit (h)(a)(20)
SCHEDULE C
to
TRANSFER AGENCY AGREEMENT
(Between Pacific Select Fund and Pacific Life Insurance Company)
Portfolios — Class I Shares only
Portfolios:
Fixed Income Portfolios:
Cash Management Portfolio (formerly called Money Market Portfolio)
Diversified Bond Portfolio
Floating Rate Loan Portfolio
High Yield Bond Portfolio
Inflation Managed Portfolio
Inflation Protected Portfolio
Managed Bond Portfolio
Short Duration Bond Portfolio
U. S. Equity Portfolios:
American Funds® Growth Portfolio
American Funds® Growth-Income Portfolio
Comstock Portfolio
Dividend Growth Portfolio (formerly called Diversified Research Portfolio)
Equity Index Portfolio
Focused 30 Portfolio
Growth LT Portfolio
Large-Cap Growth Portfolio
Large-Cap Value Portfolio
Long/Short Large-Cap Portfolio
Main Street® Core Portfolio
Mid-Cap Equity Portfolio
Mid-Cap Growth Portfolio
Mid-Cap Value Portfolio
Small-Cap Equity Portfolio
Small-Cap Growth Portfolio
Small-Cap Index Portfolio
Small-Cap Value Portfolio
Sector Portfolios:
Health Sciences Portfolio
Real Estate Portfolio
Technology Portfolio
Non-U.S. Equity Portfolios:
Emerging Markets Portfolio
International Large-Cap Portfolio
International Small-Cap Portfolio
International Value Portfolio
Asset Allocation/Balanced Portfolios:
American Funds® Asset Allocation Portfolio
Pacific Dynamix — Conservative Growth
Pacific Dynamix — Moderate Growth
Pacific Dynamix — Growth
Portfolio Optimization Conservative
Portfolio Optimization Moderate Conservative
Portfolio Optimization Moderate
Portfolio Optimization Growth
Portfolio Optimization Aggressive-Growth
Effective: May 1, 2011

Schedule C to the Transfer Agency Agreement between Pacific Select Fund and Pacific Life Insurance Company
Agreed to and accepted by:

PACIFIC SELECT FUND

By:	/s/ Howard T. Hirakawa	By:	/s/ Jane M. Guon
Name: Howard T. Hirakawa		Name: Jane M. Guon
Title: Vice President		Title: Secretary

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Howard T. Hirakawa	By:	/s/ Jane M. Guon
Name: Howard T. Hirakawa		Name: Jane M. Guon
Title: Vice President		Title: Secretary